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                                                                   EXHIBIT 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in Pre-Effective Amendment No. 1 of the N14 AIM Variable Insurance Funds, Inc. and to the use of our reports dated February 3, 1999 on the December 31, 1998 financial statements and financial highlights of each of the funds comprising the AIM Variable Insurance Funds, Inc.



                                        /s/ TAIT, WELLER & BAKER
                                        --------------------------
                                        TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
July 21, 1999